Exhibit 23.01
Consent of Independent Registered Public Accounting Firm

The Board of Directors

VeriSign, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-39212, 333-45237, 333-46803, 333-50072, 333-53230, 333-58583, 333-59458, 333-69818, 333-75236, 333-82941, 333-86178, 333-86188, 333-106395, 333-113431, 333-117908, 333-123937, 333-125052, 333-126352, 333-127249, 333-132988, 333-134026, 333-144590, 333-147136, and 333-223107) on Form S-8, the registration statement (No. 333-147135) on Form S-1, the registration statements (Nos. 333-74393, 333-77433, 333-89991, 333-94445, 333-72222, and 333-76386) on Form S-3, and registration statements (Nos. 333-190732, 333-204485, and 333-219525) on Form S-4 of VeriSign, Inc. (the Company) of our reports dated February 15, 2019 with respect to the consolidated balance sheets of VeriSign, Inc., and subsidiaries as of December 31, 2018 and 2017, and the related consolidated statements of comprehensive income, stockholders' deficit, and cash flows for each of the years in the three-year period ended December 31, 2018, and the related notes (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of December 31, 2018, which reports appear in the December 31, 2018 annual report on Form 10-K of the Company.
Our report on the consolidated financial statements refers to the Company’s adoption of Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers.

/s/ KPMG LLP

McLean, Virginia
February 15, 2019